Exhibit 4.8

WESTERN GAS PARTNERS FINANCE CORPORATION
(a Delaware corporation)

BY-LAWS

Adopted June 9, 2009

BY-LAWS
OF
WESTERN GAS PARTNERS FINANCE CORPORATION

ARTICLE I

Offices

Section 1.  Offices.  The registered office of Western Gas Partners Finance Corporation (the “Corporation”) shall be in the State of Delaware. The Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as may be necessary or convenient to the business of the Corporation.

ARTICLE II

Stockholders

Section 1.  Annual Meetings.  The annual meeting of the stockholders of the Corporation shall be held for the election of directors on the first Tuesday in October of each year, if such day is not a legal holiday, in the state where such meeting is to be held, or, if such day is a legal holiday, then at the same time on such next succeeding business day at the principal office of the Corporation in the State of Delaware, or at such other date, time, or place either within or without the State of Delaware as may be designated by the Board and stated in the notice of the meeting. Any other proper business may be transacted at the annual meeting. The Board may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication.

Section 2.  Special Meetings.  Special meetings of the stockholders of the Corporation may be held on such date, at such time and place, within or without the State of Delaware as shall be stated in the notice of the meeting. Such special meetings may be held for any purpose or purposes as shall be stated in the notice of the meeting, unless otherwise prescribed by statute, and may be called by the Board, the Chairman of the Board or the President. The Board may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication.

Section 3.  Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, the Corporation shall give notice of such meeting of stockholders.

(a) Such notice shall state the place (if any), date, and hour of the meeting, the means of remote communication (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. No business other than that specified in the notice thereof shall be transacted at a special meeting of stockholders. Unless otherwise provided by law, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Notice to stockholders may be given in writing or by Electronic Transmission (as defined in Section 11 of Article VII of these By-laws). If given in writing, notice may be delivered personally, may be mailed, or, with the consent of the stockholder entitled to receive notice, may be given by any of the means specified in subsection (b) of this Section 3. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

(b) Any notice to stockholders given by the Corporation shall be effective if given by a form of Electronic Transmission to which the stockholder to whom the notice is given has consented. Notice given pursuant to this subsection shall be deemed given, if by facsimile or other form of Electronic Transmission, when directed to a number or electronic address provided by the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of Electronic Transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 4.  Adjournments.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time, place and means of remote communication (if any) thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if, after the adjournment, a new record date is fixed for the adjourned meeting in accordance with Section 11 of this Article II, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 5.  Quorum.  Except where otherwise provided by law, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), or these By-laws, the holders of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. Where a separate vote by a class or series or classes or series is required, a majority of the aggregate voting power of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting to another time in the manner provided by Section 4 of this Article II until a quorum shall attend. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 6.  Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board, or in his absence, by the President, any Executive Vice President, Senior Vice President, or Vice President, or in the absence of the foregoing persons by a chairman designated by the Board, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence, the presiding chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 7.  Vote Required.  Except as otherwise provided by law, the Certificate of Incorporation or these By-laws: (a) Directors shall be elected by a plurality in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors; and (b) any corporate action other than the election of directors shall be authorized by a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

Section 8.  Voting; Proxies.  (a) Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question and which is registered in such stockholder’s name on the books of the Corporation on the record date fixed for determination of stockholders entitled to vote at such meeting.

(b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

Section 9.  Remote Communication.  For the purposes of these By-laws, if authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders may, by means of remote communication: (a) participate in a meeting of stockholders, (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, however, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 10.  Stockholder Action Without a Meeting.  (a) Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, any action required to be taken or that may be taken at any meeting of stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of all of the outstanding stock entitled to vote thereon and shall be delivered to the Corporation by delivery to its Corporate Secretary by means of hand delivery, mail or Electronic Transmission, as defined in Article VI of these By-laws

Section 11.  Fixing Date for Determination of Stockholders of Record.  (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to consent to action in writing without a meeting, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 12.  List of Stockholders Entitled to Vote.  The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 12 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be the only evidence as to who are the stockholders entitled to examine the list or vote in person or by proxy at any meeting of stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of the stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.

ARTICLE III

Board of Directors

Section 1.  Powers; Numbers; Qualifications.  The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as may be otherwise provided by law, the Certificate of Incorporation, or these By-laws. The number of directors constituting the entire Board shall be not less than one. The number of directors shall be as determined from time to time by resolution of the Board. Directors need not be stockholders.

Section 2.  Election; Term of Office; Resignation; Vacancies.  Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice in writing or by Electronic Transmission (as described in Section 11 of Article VII of these By-laws) to the Board, to the Chairman of the Board, to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Unless otherwise provided in the Certificate of Incorporation or these By-laws, vacancies and newly -created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Unless otherwise provided in the Certificate of Incorporation or these By-laws, when one or more directors shall resign from the Board, effective at a future date, a majority of directors then in office, including those who have resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 3.  Regular Meetings.  Regular meetings of the Board may be held at such places within or without the State of Delaware and at such dates and times as the Board may from time to time determine.

Section 4.  Special Meetings.  Special meetings of the Board may be held at any time or place within or without the State of Delaware at the call of the Chairman of the Board. Reasonable notice thereof shall be given by the Chairman of the Board or the Secretary by such means as may be determined by the Board from time to time.

Section 5.  Meetings By Remote Communication Permitted.  Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-law shall constitute presence in person at such meeting.

Section 6.  Quorum and Powers of a Majority.  At all meetings of the Board, and of each committee thereof, a majority of the total number of directors constituting the entire Board or such committee shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting of the Board or a committee thereof at which a quorum is present shall be the act of the Board or such committee, unless by express provision of applicable law, the Certificate of Incorporation, or these By-laws, a different vote is required, in which case such express provision shall govern and control. In the absence of a quorum, a majority of the members present may adjourn such meeting from time to time until a quorum is present.

Section 7.  Organization.  Meetings of the Board shall be presided over by the Chairman of the Board, or in his absence, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence, the presiding chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 8.  Board Action by Consent of Directors.  Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by Electronic Transmission (as described in Section 11 of Article VII of these By-laws), and the writing or Electronic Transmission is filed with the minutes of proceedings of the Board or committee. Consents may be executed in counterparts, all of which together shall be deemed to be one and the same document. Signatures on such counterparts may be transmitted to the Corporate Secretary either in writing or by means of Electronic Transmission. Paper copies of such Electronic Transmission shall be filed with the minutes of proceedings of the Board or committee.

Section 9.  Committees of the Board.  The Board may designate one (1) or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Vacancies in any such committee shall be filled by the Board, but in the absence or disqualification of a member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation (including the power to designate other committees of the Board), and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have power or authority in reference to (i) approving or adopting, or recommending to the stockholders any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval or (ii) adopting, amending, or repealing any by-law of the Corporation.

ARTICLE IV

Officers

Section 1.  Officers; General Provisions.  The officers of the Corporation shall consist of such of the following as the Board may from time to time elect: a Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, and a Tax Officer. The Chairman of the Board shall be chosen from among the directors. The Board may also elect one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers, and such other officers with such titles and powers and/or duties as the Board shall from time to time determine. Officers may be designated for particular areas of responsibility and simultaneously serve as officers of subsidiaries or divisions. The officers of the Corporation shall be elected as soon as practicable after the annual meeting of stockholders in each year to hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal.

Section 2.  Resignation.  Any officer so elected may resign at any time upon notice in writing or by Electronic Transmission to the Board, the Chairman of the Board, the President, or the Secretary; provided, however, that if such notice is given by Electronic Transmission, such Electronic Transmission must either set forth or be submitted with information from which it can be determined that the Electronic Transmission was authorized by the officer. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.

Section 3.  Removal.  Any officer may be removed, with or without cause, by vote of a majority of the entire Board at a meeting called for that purpose. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of any officer shall not of itself create contractual rights. Any number of offices may be held by the same person. Any vacancy occurring in any office by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting

Section 4.  Chairman of the Board.  The Chairman of the Board shall, when present, preside at all meetings of the stockholders and the Board; have authority to call special meetings of the stockholders and of the Board; have authority to sign and acknowledge in the name and on behalf of the Corporation all stock certificates, contracts or other documents and instruments except where the signing thereof shall be expressly delegated to some other officer or agent by the Board or required by law to be otherwise signed or executed and, unless otherwise provided by law or by the Board, may authorize any officer, employee or agent of the Corporation to sign, execute and acknowledge in his place and stead all such documents and instruments; he shall fix the compensation of officers of the Corporation, other than his own compensation, and the compensation of officers of its principal operating subsidiaries reporting directly to him unless such authority is otherwise reserved to the Board or a committee thereof; and he shall approve proposed employee compensation and benefit plans of subsidiary companies not involving the issuance or purchase of capital stock of the Corporation. He shall have the power to appoint and remove any Executive Vice President, Senior Vice President, Vice President, Secretary, Treasurer, Controller, or Tax Officer of the Corporation. He shall also have the power to appoint and remove such associate or assistant officers of the Corporation with such titles and duties as he may from time to time deem necessary or appropriate. He shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board.

Section 5.  President.  The President shall have general control of the business, and affairs of the Corporation, subject to the Chairman of the Board and the Board. He may sign or execute, in the name of the Corporation, all deeds, mortgages, bonds, contracts, or other undertakings or instruments, except in cases where the signing or execution thereof shall have been expressly delegated by the Chairman of the Board or the Board to some other officer or agent of the Corporation. He shall have and may exercise such powers and perform such duties as may be provided by law or as are incident to the office of President of a corporation and such other duties as are assigned by these By-laws and as may from time to time be assigned by the Chairman of the Board or the Board.

Section 6.  Vice Presidents.  Each Vice President (which shall include Executive Vice President and Senior Vice President if such titles are conveyed) shall have such powers and perform such duties as may be provided by law or as may from time to time be assigned to him or her, either generally or in specific instances, by the Board, the Chairman of the Board, or the President. Any Vice President may perform any of the duties or exercise any of the powers of the Chairman of the Board or the President at the request of, or in the absence or disability of, the Chairman of the Board or the President or otherwise as occasion may require in the administration of the business and affairs of the Corporation. Each Vice President shall have authority to sign or execute all deeds, mortgages, bonds, contracts, or other instruments on behalf of the Corporation, except in cases where the signing or execution thereof shall have been expressly delegated by the Board or these By-laws to some other officer or agent of the Corporation.

Section 7.  Secretary.  The Secretary shall keep the minutes of meetings of the stockholders and of the Board in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of these By-laws, or as required by law; he shall be custodian of the records and of the corporate seal or seals of the Corporation; he shall see that the corporate seal is affixed to all documents requiring same, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when said seal is so affixed he may attest same; and, in general, he shall perform all duties incident to the office of the secretary of a corporation, and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board, or the President or as may be provided by law. Any Assistant Secretary may perform any of the duties or exercise any of the powers of the Secretary at the request of, or in the absence or disability of, the Secretary or otherwise as occasion may require in the administration of the business and affairs of the Corporation.

Section 8.  Treasurer.  The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board; if required by the Board, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Board may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation and shall render to the Chairman of the Board, the President and the Board, whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned to his by the Board, the Chairman of the Board or the President or as may be provided by law. Any Assistant Treasurer may perform any of the duties or exercise any of the powers of the Treasurer at the request of, or in the absence or disability of, the Treasurer or otherwise as occasion may require in the administration of the business and affairs of the Corporation.

Section 9.  Controller.  The Controller shall be the chief accounting officer of the Corporation. He shall keep full and accurate accounts of the assets, liabilities, commitments, receipts, disbursements and other financial transactions of the Corporation; shall cause regular audits of the books and records of account of the Corporation and supervise the preparation of the Corporation’s financial statements; and, in general, he shall perform the duties incident to the office of controller of a corporation and such other duties as may be assigned to his by the Board, the Chairman of the Board, or the President, or as may be provided by law. If no Controller is elected by the Board, the Treasurer shall perform the duties of the office of Controller. Any Assistant Controller may perform any of the duties or exercise any of the powers of the Controller at the request of, or in the absence or disability of, the Controller or otherwise as occasion may require in the administration of the business and affairs of the Corporation.

Section 10.  Tax Officer.  The Tax Officer shall have the authority to sign or execute on behalf of this Company any federal, foreign, Indian, state, or local tax return or report, claim for refund of taxes, extension of a statute of limitation, administrative tax appeals filings, and any other document relating to this Company’s tax responsibilities.

ARTICLE V

Stock

Section 1.  Certificates.  The shares of capital stock of the Corporation shall be represented by certificates, unless the Certificate of Incorporation otherwise provides or unless the Board provides by resolution that some or all of the shares of any class or classes, or series thereof, of the Corporation’s capital stock shall be uncertificated. Every holder of capital stock of the Corporation represented by certificates shall be entitled to a certificate representing such shares. Certificates for shares of stock of the Corporation shall be issued under the seal of the Corporation, or a facsimile thereof, and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall bear a serial number, shall exhibit the holder’s name and the number of shares evidenced thereby, and shall be signed by the President or any Vice President, and by the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent, or registrar at the date of issue.

Section 2.  Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

Indemnification

Section 1.  Indemnification of Directors, Officers and Employees.  The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, or officer or employee at the request of the Corporation or any predecessor of the Corporation. In the event that the Board or stockholders refuse or fail to provide indemnity, a person may seek indemnity from the Corporation in court and have the court substitute its judgment as to the propriety of indemnity, or determine such propriety in the absence of any determination thereof by the Board or by stockholders.

ARTICLE VII

Miscellaneous

Section 1.  Fiscal Year.  The fiscal year of the Corporation shall end on the thirty-first day of December in each year, or on such other day as may be fixed from time to time by the Board.

Section 2.  Seal.  The Corporation may have a corporate seal which shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 3.  Waiver of Notice of Meetings of Stockholders, Directors and Committees.  Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these By-laws, a waiver thereof, either in writing and signed by the person entitled to notice or by Electronic Transmission (as defined in Section 11 of Article VII of these By-laws) shall be deemed equivalent to notice, whether given before or after the time and date stated in such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any waiver of notice unless so required by the Certificate of Incorporation or these By-laws.

Section 4.  Form of Records.  Any books or records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method; provided, however, that the books and records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to examine such books and records pursuant to the Certificate of Incorporation, these By-laws, or the relevant provisions of the General Corporation Law of the State of Delaware.

Section 5.  Voting Shares in Other Business Entities.  The President or any other officer of the Corporation designated by the Board may vote any and all shares of stock or other equity interest held by the Corporation in any other corporation or other business entity, and may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such stock or other equity interest.

Section 6.  Record Date for Distributions and Other Actions.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, except as may otherwise be provided by these By-laws, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 7.  Section Titles.  The titles of the sections and subsections have been inserted as a matter of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof.

Section 8.  Amendment of By-laws.  These By-laws may be altered, amended, or repealed by the Board or by the stockholders of the Corporation.

Section 9.  Certificate of Incorporation.  Notwithstanding anything to the contrary contained herein, if any provision contained in these By-laws is inconsistent with or conflicts with a provision of the Certificate of Incorporation, such provision of these By-laws shall be superseded by the inconsistent provision in the Certificate of Incorporation to the extent necessary to give effect to such provision in the Certificate of Incorporation.

Section 10.  Gender References.  All references and uses herein of the masculine pronouns “he” or “his” shall have equal applicability to and shall also mean their feminine counterpart pronouns, such as “she” or “her.”

Section 11.  Electronic Transmission.  For purposes of these By-laws, “Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. For purposes of these By-laws, Electronic Transmission shall include facsimile, e-mail, telegram, cablegram, and other similar methods, provided, however, that such Electronic Transmission must either set forth or be submitted with information from which it can be determined that the Electronic Transmission was authorized by the director, stockholder or officer, as the case may be, purported to be the sender.